UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2003

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	333-47647	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition

On January 20, 2004, American States Water Company announced that it will book a $3.5 million pre-tax charge to 2003 earnings as a direct result of a Proposed Decision by the California Public Utilities Commission, received in late December, regarding the settlement agreement between Southern California Water Company and the City of Santa Monica over the Charnock Basin contamination. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: January 20, 2004	/s/ McClellan Harris III
McClellan Harris III
Sr. Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 20, 2004